UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2012

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued on January 26, 2012 by Duckwall-ALCO Stores, Inc. (the "Company") relating to the reinstatement of the Company’s stock repurchase program (the “Program”).

Item 8.01.	Other Events.

On January 26, 2012, the Company issued a press release, incorporated into this Item 8.01 by reference, relating to the reinstatement of the Program.

The Program was initially authorized by the Company on March 23, 2006 whereby the Company authorized the repurchase of 200,000 shares of the Company’s common stock at a par value of $ .0001 (“Common Stock”). In 2007, the Company repurchased 3,337 shares of Common Stock under the Program. The Company's Board of Directors reinstated the Program on August 13, 2008 and the Company repurchased 22,197 shares of Common Stock under the Program during such period of reinstatement. Therefore, there are 174,466 shares of Common Stock available to be repurchased by the Company under the Program.

Item 9.01.                      Exhibits.

(d) Exhibits

99.1	Press Release dated January 26, 2012, furnished solely for the purpose of incorporation by reference into Items 7.01 and 8.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

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INDEX TO EXHIBITS

99.1	Press Release dated January 26, 2012.

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